DiRocco & Dombrow, P.A.
                         3601 West Commercial Boulevard
                                    Suite 39
                          Ft. Lauderdale, Florida 33309



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 of HIV-VAC, Inc. of our report dated December 15, 2001, relating to the financial statements for the year ended September 30, 2001, which report appears in the September 30, 2001 annual report on Form 10-KSB of HIV-VAC, Inc.


/s/DiRocco & Dombrow, P.A.
October 25, 2002

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                        CONSENT OF INDEPENDENT AUDITORS




We consent to the use in this Registration Statement on Form S-8 of our reports as follows: the current reports (Form 8-K and 8-L/A and the periodic reports (10QSB/A) filed between September 13, 2002 and October 22, 2002, as filed with the Securities and Exchange Commission.


/s/ SF Partnership, LLP
Chartered Accountants